UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 1, 2006 (February 3, 2006)
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York		10591-6707

(Address of principal executive offices)		(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2006, Regeneron Pharmaceuticals, Inc. and sanofi-aventis U.S., LLC (successor in interest to Aventis Pharmaceuticals Inc.) entered into Amendment No. 4 (the “Fourth Amendment”) to their Collaboration Agreement dated as of September 5, 2003 (the “Collaboration Agreement”). The Fourth Amendment added a new section to the Collaboration Agreement granting each party a royalty free, non-exclusive license to certain intellectual property discovered directly in connection with research and development activities performed under the Collaboration Agreement.

Item 8.01	Other Events.

On February 2, 2006, Regeneron Pharmaceuticals, Inc. issued a press release announcing preliminary results from an ongoing phase 1 dose-escalation study of the Vascular Endothelial Growth Factor Trap eye formulation (VEGF Trap — Eye) in patients with the neovascular form of age-related macular degeneration. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated February 2, 2006
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: February 3, 2006	By:	/s/ Stuart Kolinski
Stuart Kolinski
Vice President and General Counsel

Exhibit Index

Number	Description

99.1	Press Release dated February 2, 2006.

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